CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to references to our firm under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in this Registration Statement under the Securities Act of 1933 (Form N-1A) of Matisse Discounted Bond CEF Strategy, a series of shares of beneficial interest in Starboard Investment Trust, filed with the Securities and Exchange Commission.

                                    BBD, LLP

Philadelphia, Pennsylvania
August 3, 2018